EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated May 29, 2014 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2014

and as supplemented May 15, 2014

The following replaces the second and third paragraphs under the “The Management of the Portfolios — Portfolio Management” section:

WRIMCO has received “manager of managers” exemptive relief from the SEC (the “Order”) that permits WRIMCO, subject to the approval of the Trust’s Board (including a majority of Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Trust, WRIMCO or any subadviser) to appoint an unaffiliated investment subadviser or to materially amend the terms of an investment subadvisory agreement with an unaffiliated investment subadviser for a Portfolio without first obtaining shareholder approval (except if the change results in an increase in the aggregate advisory fee payable by a Portfolio). Prior to relying on the Order, a Portfolio must receive approval of its shareholders. The Order permits the Portfolios to add or to change unaffiliated investment subadvisers or to change the fees paid to such investment subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change. Under the Order, WRIMCO has the ultimate responsibility (subject to oversight by the Trust’s Board) to oversee any investment subadvisers and recommend their hiring, termination and replacement, and WRIMCO may, at times, recommend to the Board that a Portfolio change, add or terminate its investment subadviser; continue to retain its investment subadviser even though the investment subadviser’s ownership or corporate structure has changed; or materially change the investment subadvisory agreement with its investment subadviser. Each Portfolio will notify shareholders of any change in the identity of an investment subadviser or the addition of an investment subadviser to the Portfolio.

Currently, only shareholders of the Managed Volatility Portfolios have approved the use of the Order. Accordingly, only the Managed Volatility Portfolios may rely on the Order. If shareholders of other Portfolios approve the use of the Order in the future, then those Portfolios also may rely on the Order.

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IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated May 15, 2014 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2014

The following replaces the “Portfolio Managers” section for Ivy Funds VIP Asset Strategy:

Portfolio Managers

Michael L. Avery, Executive Vice President of WRIMCO, has managed the Portfolio since January 1997, and Ryan F. Caldwell, Senior Vice President of WRIMCO, has managed the Portfolio since January 2007. Effective June 16, 2014, Mr. Caldwell will no longer serve as a manager of the Portfolio.

The following is added as a new paragraph to the “The Management of the Portfolios — Portfolio Management” section for Ivy Funds VIP Asset Strategy:

Effective June 16, 2014, Mr. Caldwell will no longer serve as a manager of the Portfolio.

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IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated January 2, 2014 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2013

and as supplemented May 2, 2013, July 2, 2013 and November 25, 2013

The following replaces the “Portfolio Managers” section for Ivy Funds VIP Micro Cap Growth:

Portfolio Managers

The WSA Investment Team is primarily responsible for the day-to-day management of the Portfolio. The WSA Investment Team consists of Paul J. Ariano, Senior Vice President of WSA, who has co-managed the Portfolio since January 2005, Paul K. LeCoq, Senior Vice President of WSA, who has co-managed the Portfolio since January 2005, Luke A. Jacobson, Vice President of WSA, who has co-managed the Portfolio since January 2012, and Alexis C. Waadt, Vice President of WSA, who has co-managed the Portfolio since January 2013.

The following replaces the “Portfolio Managers” section for Ivy Funds VIP Real Estate Securities:

Portfolio Managers

Matthew K. Richmond, Vice President and Portfolio Manager of Advantus Capital, has managed the Portfolio since January 2014 and Lowell R. Bolken, Vice President and Portfolio Manager of Advantus Capital, has managed the Portfolio since April 2006.

The following replaces the “The Management of the Portfolios — Portfolio Management” section for Ivy Funds VIP Micro Cap Growth:

Ivy Funds VIP Micro Cap Growth: The WSA Investment Team is primarily responsible for the day-to-day management of Ivy Funds VIP Micro Cap Growth. The WSA Investment Team consists of Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt. The WSA Investment Team is also primarily responsible for the day-to-day management of Ivy Micro Cap Growth Fund, whose investment manager is IICO. Messrs. Ariano and LeCoq each assumed their management responsibilities for the Portfolio in January 2005. Mr. Ariano joined the firm in 1995 as an analyst. Mr. Ariano earned a BBA, Business Administration from the University of San Diego, and an MS in Finance from San Diego State University. Mr. Ariano is a CFA Charter holder. Mr. LeCoq joined the firm in 1999. He earned a BA in Economics from Pacific Lutheran University and an MBA in Finance from the University of Chicago. Mr. Jacobson assumed his management responsibilities for the Portfolio in January 2012. He joined the firm in 2004. Mr. Jacobson earned a BS in Finance from the University of Missouri and is a CFA Charter holder. Ms. Waadt assumed her management responsibilities for the Portfolio in January 2013. Ms. Waadt joined the firm in February 1997. She earned a BA in Economics from the University of California, San Diego and an MBA in Finance at San Diego State University.

The following replaces the “The Management of the Portfolios — Portfolio Management” section for Ivy Funds VIP Real Estate Securities:

Ivy Funds VIP Real Estate Securities: Matthew K. Richmond and Lowell R. Bolken are primarily responsible for the day-to-day management of Ivy Funds VIP Real Estate Securities. Messrs. Richmond and Bolken are also primarily responsible for the day-to-day management of Ivy Real Estate Securities Fund, whose investment manager is IICO. Mr. Richmond has held his responsibilities for Ivy Funds VIP Real Estate Securities since January 2014. He has been a Vice President and Portfolio Manager with Advantus Capital since December 2013. Most recently, Mr. Richmond served as Director of Real Estate Securities Portfolio Management for Principal Real Estate Investors, the dedicated real estate group of Principal Global Investors, a position he held since 2000. He received a BS in Finance from the University of Nebraska and an MBA in Finance from the University of Iowa.

Mr. Bolken has held his responsibilities for Ivy Funds VIP Real Estate Securities since April 2006. He has been a Portfolio Manager with Advantus Capital since September 2005. From April 2001 to September 2005, he was Managing Director and Manager, Corporate Bond Research, Dain Rauscher, Inc.

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IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated January 2, 2014 to the

Ivy Funds Variable Insurance Portfolios Statement of Additional Information

dated April 30, 2013

and as supplemented June 3, 2013 and July 2, 2013

All references and information related to William Jeffery III are deleted in their entirety.

All references and information related to Joseph R. Betlej are deleted in their entirety.

All references and information related to Kenneth F. McCain are deleted in their entirety.

The following is added to the “Portfolio Managers — Portfolio Managers employed by Advantus Capital” section that begins on page 74:

The following table provides information relating to Matthew K. Richmond as of November 30, 2013:

Matthew K. Richmond — Ivy Funds VIP Real Estate Securities*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	0	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$0	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0
*	Mr. Richmond assumed co-management responsibilities for Ivy Funds VIP Real Estate Securities effective January 2, 2014.

The following is added to the chart in the “Portfolio Managers — Portfolio Managers employed by Advantus Capital — Ownership of Securities” section on page 76:

Ownership of Securities

As of November 30, 2013, the dollar range of shares of the Portfolio beneficially owned by the portfolio manager was:

Manager	Dollar Range of Shares Owned* in Ivy Funds VIP Real Estate Securities	Dollar Range of Shares Owned in Fund Complex
Matthew K. Richmond**	$0	$0

*	The Portfolio’s shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolio serves as an underlying investment vehicle.
**	Mr. Richmond assumed co-management responsibilities for Ivy Funds VIP Real Estate Securities effective January 2, 2014.